United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2011

BofI Holding, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51201	33-0867444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12777 High Bluff Drive, Suite 100, San Diego, CA 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2011, BofI Holding, Inc. (the “Company”), the holding company for Bank of Internet USA, entered into subscription agreements to sell to investors in a registered direct public offering an aggregate of 8,667 shares of 6.0% Series B Non-Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), for a gross aggregate purchase price of $8,667,000. The Company also entered into a Placement Agent Agreement with B. Riley & Co., LLC, which acted as the sole placement agent in the offering. The Placement Agent Agreement contained representations and warranties by the Company and customary indemnification provisions.

The terms of the Series B Preferred Stock are more fully described in the Certificate of Designations of the Company filed with the Secretary of State of the State of Delaware on September 1, 2011 designating the rights, preferences, limitations, voting powers and relative rights of the Series B Preferred Stock (the “Certificate of Designations”).

Under the Certificate of Designations, the holders of the Series B Preferred Stock will have preferential dividend and liquidation rights over the holders of the Company’s Junior Securities (as defined in the Certificate of Designations). The Company’s ability to declare and pay, or set aside for payment, dividends or distributions on shares of its Junior Securities or Parity Securities (as defined in the Certificate of Designations) is subject to certain restrictions in the event that the Company does not pay dividends in full, or declare and set aside a sum sufficient for payment, on the Series B Preferred Stock. The Company’s ability to purchase, redeem or otherwise acquire shares of its Junior Securities is similarly limited.

Each share of Series B Preferred Stock may be converted at any time at the option of the holder into 61.92 shares of the Company’s common stock (which reflects an approximate conversion price of $16.15 per share) plus cash in lieu of fractional shares, subject to anti-dilution and other adjustments set forth in the Certificate of Designations. In addition, if the closing price of the Company’s common stock exceeds $20.50 for 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days, the Company may at its option cause some or all of the Series B Preferred Stock to automatically convert into common stock at the then prevailing conversion rate. In addition, all or some of the Series B Preferred Stock may be redeemed by the Company at its option no earlier than three years from the date of issuance at a redemption price of $1,080 three years after the issuance date, $1,050 four years after the issuance date, and $1,030 five years or more after the issuance date.

The foregoing description of the subscription agreements, the Placement Agent Agreement and the rights and preferences of the Series B Preferred Stock is a summary and does not purport to be complete, and is qualified in its entirety by reference to the forms of the subscription agreements and Placement Agent Agreement and the Certificate of Designations, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material modification to rights of security holders

Under the Certificate of Designations, the Company’s ability to declare or pay dividends or repurchase its common stock or certain other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series B Preferred Stock. The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 1, 2011, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations establishing the terms of the Series B Preferred Stock. The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On September 1, 2011, the Company issued a press release announcing the Company’s offer and sale of Series B Preferred Stock. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Placement Agent Agreement dated August 31, 2011, by and between the Company and B. Riley & Co., LLC

3.1	Certificate of Designations establishing the rights, preferences and privileges of the Series B Preferred Stock

10.1	Form of Subscription Agreement, dated August 31, 2011, by and between the Company and the purchaser of Series B Preferred Stock

99.1	Press Release issued by the Company on September 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI Holding, Inc.

By:	/s/ Andrew J. Micheletti
Name:	Andrew J. Micheletti
Title:	Chief Financial Officer

Date: September 2, 2011